UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

WATFORD HOLDINGS LTD.
(Exact name of registrant as specified in its charter)

Bermuda	98-1155442
(Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
Waterloo House, 1st Floor
100 Pitts Bay Road, Pembroke HM 08
Bermuda
+1 441 278-3455
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐
Securities Act registration statement file number to which this form relates: 333-230080
Securities to be registered pursuant to Section 12(g) of the Act: None
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Shares, par value $0.01 per share	The NASDAQ Global Select Market

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
For a description of the securities of Watford Holdings Ltd. (the “Registrant”) being registered hereunder, reference is made to the information set forth under the heading “Description of share capital” contained in the Registrant’s Registration Statement on Form S-1 (File No.: 333-230080), as originally filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on March 6, 2019, and as subsequently amended (the “Registration Statement”), which description is incorporated by reference herein. Any subsequent form of prospectus pursuant to Rule 424(b) under the Securities Act filed by the Registrant with the Commission that constitutes part of the Registration Statement and that includes such description shall be deemed to be incorporated herein by reference.
Item 2. Exhibits.
Under the “Instructions as to Exhibits” section of Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are to be registered on The NASDAQ Global Select Market and the securities to be registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Watford Holdings Ltd.

Date:	March 25, 2019

By:	/s/ John Rathgeber
Name:	John Rathgeber
Title:	Chief Executive Officer